EXHIBIT 10.6

LOFTON PLACE APARTMENTS

TAMPA, FLORIDA

FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS FIFTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Amendment”) is made as of the 13th day of August, 2009, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (“Seller”), with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and NORTHVIEW REALTY GROUP INC., a Canadian corporation (“Purchaser”), with an office at 550 Sherbrook, Suite 1480, Montreal, OC Canada H3A 1B9.

RECITALS

A.    Seller and Purchaser entered into a Real Estate Sale Agreement dated as of June 8, 2009, as amended by that certain Reinstatement of and First Amendment to Real Estate Sale Agreement dated as of July 23, 2009, that certain Second Amendment to Real Estate Sale Agreement dated as of August 6, 2009, that certain Third Amendment to Real Estate Sale Agreement dated as of August 11, 2009 and that certain Fourth Amendment to Real Estate Sale Agreement dated as of August 12, 2009 (collectively, the “Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Agreement).

B.    Seller and Purchaser have agreed to modify the terms of the Agreement as set forth in this Amendment.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.    Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein as a substantive part of this Amendment. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement. Section numbers refer to the corresponding section numbers in the Agreement.

2.    Zoning. Purchaser has informed Seller that Purchaser is not satisfied with certain information Purchaser has received pertaining to a zoning matter concerning the number of parking spaces located on the Property (the “Zoning Matter”). Purchaser has requested that Seller agree to allow additional time for Purchaser to satisfy its lender as to the Zoning Matter and to proceed before the Board of County Commissioners for Hillsborough County, Florida, for the purpose of obtaining a Minor Change to General Development Plan approving a reduction in the number of required parking spaces for the Property from 560 spaces to 486 spaces (the “Minor Change”). Seller agrees to reasonably cooperate with Purchaser to obtain the Minor Change. Seller hereby agrees that provided that Purchaser uses diligent efforts to pursue the

Minor Change, Purchaser shall have until 5:00 p.m. (Chicago time) on September 3, 2009 (the “Minor Change Deadline”) (a) to satisfy its lender as to the Zoning Matter and any additional zoning matter that may hereafter arise in connection therewith with which Purchaser’s lender finds unacceptable, in its reasonable discretion (the “Lender Approval”), and (b) to obtain the Minor Change. If either: (x) Purchaser fails to receive either or both of Lender’s Approval and the Minor Change, or (y) if Purchaser has received the Lender Approval and the Minor Change prior to the Minor Change Deadline, but Purchaser’s Lender can no longer finance Purchaser’s acquisition of the Property as contemplated by the Agreement at a rate of interest less than six and 50/100ths percent (6.50%) per annum, by written notice to Seller in writing prior to the Minor Change Deadline Purchaser may elect to terminate the Agreement, in which event the Earnest Money shall be returned to Purchaser, the Agreement shall be null and void and neither party shall have any further rights or obligations under the Agreement except those which expressly survive termination. Purchaser’s failure to terminate the Agreement prior to the Minor Change Deadline shall be conclusively deemed a waiver by Purchaser of its termination right set forth in this Section 2.

3.    Effectiveness of Agreement. Except as modified by this Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

4.    Counterparts. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.

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IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership,

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Matt Wakenight
	Name:	Matt Wakenight
	Its:	First Vice President

PURCHASER:

NORTHVIEW REALTY GROUP INC., a Canadian corporation

By:	/s/ Doug Reim
Name:	Doug Reim
Its:	Principal